FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER
REPURCHASE AGREEMENT GOVERNING
PURCHASES AND SALES OF MORTGAGE LOANS

This Fourth Amendment, dated as of November 30, 2000 (the "Fourth Amendment"), to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of April 28, 2000 (as amended, the "Agreement), is made by and between LEHMAN COMMERCIAL PAPER INC. ("Buyer") and AAMES CAPITAL CORPORATION ("Seller" and, together with the Buyer, the "Parties").

RECITALS

WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment.

1.1 The first sentence of Section 1 of the Agreement, "Applicability", is hereby deleted in its entirety and replaced with the following:

"From time to time until the first to occur of (i) December 11, 2000 or (ii) the date upon which Seller (as defined below) enters into the Lehman Brothers Bank Repurchase Agreement, Lehman Commercial Paper Inc. ("Buyer") shall, subject to the terms hereof, enter into transactions upon the request of Aames Capital Corporation ("Seller") in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than 30 days after the date of transfer or on demand (but in no event later than the Final Repurchase Date), as specified in the Confirmation, against the transfer of funds by Seller."

1.2 The definition of "Final Repurchase Date" in Section 2, "Definitions", of the Agreement is hereby deleted in its entirety and replaced with the following:

"Final Repurchase Date" means January 31, 2001 or such earlier date on which all Purchased Mortgage Loans are required to be immediately repurchased pursuant to Section 14(a).

1.3 The following definitions are hereby added in their entirety to Section 2, "Definitions:"

"Facility Amount" means the $200,000,000 less the Lehman Brothers Bank Purchase Price.

"Lehman Brothers Bank Purchase Price" means the price at which purchased mortgage loans are to be transferred from Aames Capital Corporation, as seller, to Lehman Brothers Bank, FSB, as buyer, pursuant to the Lehman Brothers Bank Repurchase Agreement.

"Lehman Brothers Bank Repurchase Agreement" shall mean any master repurchase agreement governing the purchase and sale of mortgage loans, or any similar agreement relating to the transfer of mortgage loans, between Aames Capital Corporation, as seller, and Lehman Brothers Bank, FSB, as buyer.

1.4 The first sentence of Section 3(f) of the Agreement is hereby deleted and replaced in its entirety with the following:

"With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions shall not exceed the Facility Amount."

1.5 The following Section 3(i) is hereby added to the Agreement in its entirety:

"If at any time the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions exceeds the Facility Amount, then Buyer may by notice to Seller require Seller to immediately terminate a Transaction(s), so that the aggregate Purchase Price will thereupon not exceed the Facility Amount.

Section 2. Covenants, Representations and Warranties of the Parties.

2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

2.2 Each of the Parties hereby represents and warrants to the other that (a) this Fourth Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Fourth Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

Section 3. Effect upon the Agreement.

3.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Second Amended and

Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

3.2 The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 4. Governing Law.

THIS FOURTH AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 5. Counterparts.

This Fourth Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed as of the day and year first above written.

SELLER:

AAMES CAPITAL CORPORATION, as Seller

By: /s/ Jon D. Van Deuren

Name: Jon D. Van Deuren
Title: Senior Vice President-Finance

BUYER:

LEHMAN COMMERCIAL PAPER INC., as Buyer

By: /s/ Fred C. Madonna

Name: Fred C. Madonna
Title: Authorized Signatory